Exhibit 99.1

Digital River Announces Second Quarter 2009 Financial Results

MINNEAPOLIS--(BUSINESS WIRE)--July 29, 2009--Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce solutions, reports its second quarter financial results.

Second Quarter Ended June 30, 2009
GAAP Results
Second quarter revenue totaled $96.6 million, compared to $98.4 million during the same period in 2008. These results were consistent with management’s second quarter revenue guidance of $95 - $97 million.

Second quarter GAAP net income was $11.8 million, or $0.31 per diluted share. This compared to GAAP net income of $13.2 million, or $0.33 per diluted share, in the second quarter of 2008. These results exceeded management’s second quarter earnings guidance of $0.27 - $0.30 per diluted share.

Non-GAAP Results
Second quarter non-GAAP net income was $15.8 million, or $0.42 per diluted share. This compared to non-GAAP net income of $16.5 million, or $0.40 per diluted share, in the second quarter of 2008. These results were consistent with management’s second quarter earnings guidance of $0.39 - $0.42 per diluted share.

Non-GAAP net income is computed by starting with GAAP pre-tax income as reported on the company’s statement of income, then adding back amortization of acquisition-related intangibles and stock-based compensation expense, to calculate non-GAAP pre-tax income. This amount is then taxed at 27 percent to arrive at non-GAAP net income. This amount is then divided by fully-diluted GAAP shares outstanding, which includes shares underlying the company’s convertible senior notes, to derive non-GAAP diluted net income per share. To provide further clarity, a detailed reconciliation on the comparability of the GAAP and non-GAAP data has been provided in table form following the financial statements accompanying this release.

“Our second quarter revenue was squarely in line with our expectations,” said Joel Ronning, Digital River’s CEO. “Even though our year-over-year results continue to be tempered by the slow economy, we remain encouraged by the growth in our sales pipeline, our new product roadmap, and our recent wins in the business-to-business software market. We are maintaining an outlook of cautious optimism for 2009.”

2009 Guidance
Forward-looking guidance for the quarter ending September 30, 2009, is as follows:

Third Quarter

  Revenue of $96.5 - $98.5 million;
  GAAP diluted net income per share of $0.26 - $0.29, assuming a 27 percent tax rate; and
  Non-GAAP diluted net income per share of $0.38 - $0.41, assuming a 27 percent tax rate.

Included in Digital River’s third quarter guidance is approximately $2 million of one-time costs related to the company’s recent restructuring activity.

Digital River will hold a conference call today at 4:30 p.m. EDT to discuss second quarter financial results. A live webcast of Digital River’s earnings conference call can be accessed at http://www.digitalriver.com/2009/q2earnings/. Alternatively, a live broadcast of the call may be heard by using conference ID # 18014101 and dialing (888) 218-6314 inside the United States or Canada, or by calling +1 (706) 634-9714 from international locations. A webcast replay of the call will be archived on Digital River’s corporate Web site.

About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.

Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate Web site at www.digitalriver.com or call +1 952-253-1234.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; our ability to successfully manage our business while undertaking significant internal investments; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K and Form 10-K/A for the year ended Dec. 31, 2008. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent reports on Form 10-K, Form 10-K/A and Form 10-Q, each as it may be amended from time-to-time.

The forward-looking statements regarding third quarter 2009 reflect Digital River’s expectations as of July 29, 2009. Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management's analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.

Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Balance Sheets	As of
	June 30,	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$350,389	$490,335
Short-term investments	-	10,000
Accounts receivable, net	48,343	53,216
Deferred income taxes	7,613	7,613
Prepaid expenses and other	33,019	42,522
Total current assets	439,364	603,686
Property and equipment, net	52,620	41,733
Goodwill	271,719	273,788
Intangible assets, net	28,324	32,222
Long-term investments	94,637	93,213
Deferred income taxes	23,643	24,824
Other assets	2,461	786
Total assets	$912,768	$1,070,252
Liabilities and stockholders' equity
Current liabilities
Convertible senior notes	$-	$186,195
Accounts payable	185,518	184,361
Accrued payroll	12,325	14,841
Deferred revenue	15,962	13,651
Accrued acquisition liabilities	73	3,278
Other accrued liabilities	27,477	41,336
Total current liabilities	241,355	443,662
Non-current liabilities
Convertible senior notes	8,805	8,805
Other liabilities	15,871	15,712
Total non-current liabilities	24,676	24,517
Total liabilities	266,031	468,179
Stockholders' equity
Common stock	448	432
Treasury stock	(216,674)	(216,163)
Additional paid-in capital	635,132	623,778
Retained earnings	217,456	189,096
Accumulated other comprehensive income	10,375	4,930
Stockholders' equity	646,737	602,073
Total liabilities and stockholders' equity	$912,768	$1,070,252

Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands, except per share amounts)
Subject to reclassification

Condensed Consolidated Statement of Income

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Revenue	$96,564	$98,374	$199,495	$202,008
Costs and expenses:
Direct cost of services	3,951	4,469	7,893	8,644
Network and infrastructure	10,963	10,396	21,276	20,584
Sales and marketing	39,189	39,247	77,636	78,977
Product research and development	13,136	13,074	25,471	25,744
General and administrative	9,832	10,834	18,961	21,078
Depreciation and amortization	4,629	3,957	8,473	7,791
Amortization of acquisition-related intangibles	1,916	2,170	3,919	4,346
Total costs and expenses	83,616	84,147	163,629	167,164
Income from operations	12,948	14,227	35,866	34,844
Interest income	762	4,298	1,951	10,544
Other income (expense), net	1,075	(1,653)	(273)	(2,402)
Income before income tax expense	14,785	16,872	37,544	42,986
Income tax expense	3,016	3,653	9,184	11,484
Net income	$11,769	$13,219	$28,360	$31,502

Net income per share - basic	$0.32	$0.36	$0.77	$0.84
Net income per share - diluted	$0.31	$0.33	$0.76	$0.76
Shares used in per share calculation - basic	36,856	36,594	36,794	37,562
Shares used in per share calculation - diluted	37,781	41,647	37,361	42,556

Calculation of GAAP Diluted Net Income Per Share

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
GAAP net income	$11,769	$13,219	$28,360	$31,502
Add back debt interest expense and issuance cost amortization, net of tax benefit	21	435	42	869
Adjusted net income for GAAP EPS calculation	$11,790	$13,654	$28,402	$32,371

Net income per share - diluted	$0.31	$0.33	$0.76	$0.76
Shares used in per share calculation - diluted	37,781	41,647	37,361	42,556

Digital River, Inc.
Second Quarter Results
(Unaudited, in thousands)
Subject to reclassification

Condensed Consolidated Statements of Cash Flows
	Six months ended June 30,
	2009	2008
Operating Activities:
Net income	$28,360	$31,502
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of acquisition-related intangibles	3,919	4,346
Change in accounts receivable allowance, net of acquisitions	96	603
Depreciation and amortization	8,473	7,791
Stock-based compensation expense	8,598	6,538
Excess tax benefits from stock-based compensation	(144)	(1,001)
Deferred and other income taxes	2,184	5,934
Change in operating assets and liabilities (net of acquisitions):
Accounts receivable	4,497	12,495
Prepaid and other assets	2,906	(6,876)
Accounts payable	1,301	(12,582)
Deferred revenue	2,299	1,867
Income tax payable	(1,567)	(10,548)
Other accrued liabilities	(14,406)	(50)
Net cash provided by operating activities	46,516	40,019

Investing Activities:
Purchases of investments	(3,153)	(227,625)
Sales of investments	17,100	232,650
Cash paid for acquisitions, net of cash received	(3,187)	(17,352)
Purchases of equipment and capitalized software	(19,396)	(9,532)
Net cash used in investing activities	(8,636)	(21,859)

Financing Activities:
Cash paid for convertible senior notes	(186,660)	-
Exercise of stock options	7,432	4,439
Sales of common stock under employee stock purchase plan	1,336	1,446
Repurchase of common stock	-	(137,858)
Repurchase of restricted stock to satisfy tax withholding obligation	(511)	(379)
Excess tax benefits from stock-based compensation	144	1,001
Net cash used in financing activities	(178,259)	(131,351)
Effect of exchange rate changes on cash	433	8,330
Net decrease in cash and cash equivalents	(139,946)	(104,861)
Cash and cash equivalents, beginning of period	490,335	381,788
Cash and cash equivalents, end of period	$350,389	$276,927

Cash paid for interest on convertible senior notes	$55	$1,219

Calculation of non-GAAP Diluted Net Income Per Share

					Twelve months
	Three months ended				ended
	March 31,	June 30,	September 30,	December 31,	December 31,
	2008	2008	2008	2008	2008

GAAP pre-tax income	$26,114	$16,872	$20,641	$22,644	$86,271
Add back: amortization of acquisition-related intangibles	2,176	2,170	2,001	2,044	8,391
Add back: stock-based compensation expense	3,031	3,507	3,623	2,387	12,548
Non-GAAP pre-tax income	31,321	22,549	26,265	27,075	107,210
Income tax expense @ 27%	8,457	6,088	7,092	7,310	28,947
Non-GAAP net income	$22,864	$16,461	$19,173	$19,765	$78,263

Non-GAAP net income per share - diluted	$0.53	$0.40	$0.46	$0.48	$1.86

Shares used in per share calculation - diluted	43,506	41,647	41,620	41,395	42,106

					Six months
	Three months ended				ended
	March 31,	June 30,			June 30,
	2009	2009			2009
GAAP pre-tax income	$22,759	$14,785			$37,544
Add back: amortization of acquisition-related intangibles	2,003	1,916			3,919
Add back: stock-based compensation expense	3,711	4,887			8,598
Non-GAAP pre-tax income	28,473	21,588			50,061
Income tax expense @ 27%	7,688	5,828			13,516
Non-GAAP net income	$20,785	$15,760			$36,545

Non-GAAP net income per share - diluted	$0.56	$0.42			$0.98

Shares used in per share calculation - diluted	37,227	37,781			37,361

Breakdown of stock-based compensation expense
					Six months
	Three months ended				ended
	March 31,	June 30,			June 30,
	2009	2009			2009
Direct cost of services	$169	$172			$341
Network and infrastructure	113	207			320
Sales and marketing	1,517	1,643			3,160
Product research and development	456	622			1,078
General and administrative	1,456	2,243			3,699
Total	$3,711	$4,887			$8,598

Non-GAAP Guidance Reconciliation
	Q3 - 2009 Guidance
	Low		High
Expected GAAP net income per share - diluted	$0.26		$0.29
Add back amortization of acquisition-related costs	0.05		0.05
Add back stock-based compensation expense	0.12		0.12
Tax variability	(0.05)		(0.05)
Expected non-GAAP diluted net income per share	$0.38		$0.41

CONTACT:
Digital River, Inc.
Investor Relations Contact:
Ed Merritt, 952-540-3362
Vice President, Investor Relations
emerritt@digitalriver.com
or
Media Relations Contact:
Gerri Dyrek, 952-253-1234, ext. 38396
Senior Director, Public Relations
gdyrek@digitalriver.com